EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Forms (S-8 Nos. 333-101990 and 333-125064) pertaining to Top Image Systems Ltd. employee stock option plans, and registration statement on Forms F-3 (Nos. 333-191842, 333-193350, 333-175546, and 333-198136) of our report dated May 16, 2018 with respect to the consolidated financial statements of Top Image Systems Ltd. as of December 31, 2017, included in this Annual Report on Form 20-F of Top Image Systems Ltd. for the year ended December 31, 2017.

/S/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel May 16, 2018	Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global